                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


     This NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT (this "AGREEMENT") dated as of June 22, 2000, between VITAMINSHOPPE.COM, INC., a Delaware Corporation (the "CORPORATION"), and Woodson C. Merrell, M.D., residing at 44 E. 67th Street, #1B, New York, New York 10021 (the "PARTICIPANT").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Corporation desires, in connection with the Participant's service as a Non-Employee Director of the Corporation, to provide the Participant with an opportunity to acquire shares of the Corporation's Class A Common Stock, $0.01 par value (the "CLASS A STOCK"), on favorable terms and to thereby align his or her interest in the continued progress and success of the Corporation's business with those of the Corporation's shareholders. Unless otherwise defined herein, all capitalized terms used herein shall have the same definitions as set forth in Section 23 hereof.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Participant hereby agree as follows:

     1. Confirmation of Grant of Option. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant the right to purchase (hereinafter referred to as the "OPTION") an aggregate of 20,000 shares of Class A Stock, subject to adjustment as provided in Sections 21 and 22 hereof (such shares, as adjusted, hereinafter being referred to as the "SHARES"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

     2. Exercise Price. The exercise price for the purchase of the Shares covered by the Option will be $1.53 per Share, which equals the Fair Market Value of such Shares on the date such Options are deemed granted hereunder, subject to adjustment as provided in Sections 21 and 22 hereof.

     3. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

         (a) The Option shall become exercisable as to the following amounts of the number of Shares originally subject thereto (after giving effect to any adjustment), on the dates indicated:

            (i) as to 6,667 Shares on or after June 22, 2001;

            (ii) as to 6,666 Shares on or after June 22, 2002; and

            (iii) as to 6,666 Shares on or after June 22, 2003.

         (b) The Option may be exercised pursuant to the provisions of this
Section 3, by notice and payment (including, but not limited to, by a "cashless" exercise) to the Corporation as provided in Section 11 hereof.

     4. Term of Option. The term of the Option shall be a period of ten (10) years from the date hereof, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire on the day immediately prior to the tenth anniversary of the date hereof. The Participant shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Class A Stock subject to the Option until such shares shall have been issued to him or her (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation) provided that the date of issuance shall not be earlier than the date this Option is exercised and payment of the full purchase price of the shares of Class A Stock (with respect to which this Option is exercised) is made to the Corporation.

     5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process except by will or the laws of descent and distribution; provided, however, that such Option or any rights or interests therein may be assignable or transferable upon consent of the Committee, which consent may be withheld in its sole discretion. During the lifetime of a Participant, Options granted hereunder shall be exercisable only by the Participant. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Parent or Subsidiary (each as defined below) may have under this Agreement or otherwise.

     6. Exercise Upon Death. If the Participant dies while holding an exercisable Option, such Option shall remain exercisable by his or her estate (or other beneficiaries, as designated in writing by such Participant) until the end of the exercise period under the Option, unless the Committee shall otherwise provide at the time of the grant of the Option. At any time during the one year period following the Participant's death, the Corporation shall have the right in its sole discretion to purchase, and the estate or beneficiary of the deceased Participant shall have the obligation to sell to the Corporation
(i) any outstanding Option exercisable by the estate or beneficiary at the then Fair Market Value of a share of Class A Stock less the exercise price and (ii) any shares of Class A Stock held of record or beneficially by the estate or beneficiary through the exercise of an Option at their then Fair Market Value.

     7. Exercise Upon Disability; Voluntary Termination. If the Participant's service is terminated by reason of (i) Disability or (ii) voluntary discontinuance of service, any then exercisable Option shall remain exercisable until the end of the exercise period under such Option and all Options not exercisable on the date of such termination shall be forfeited and canceled.

     8. Misconduct by Participant. If the Board of Directors (excluding the Participant accused of such misconduct) determines that the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of the Corporation's rules resulting in loss, damage or injury to the Corporation, or if the Participant makes an unauthorized disclosure of the Corporation's trade secrets or confidential information, engages in any conduct constituting unfair competition, induces any of the Corporation's customers to breach a contract with the Corporation or induces any principal for whom the Corporation acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors shall provide the Participant an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Board of Directors or a committee of the Board of Directors.

     9. Exercise Upon Other Termination of Service. In the event the Participant ceases to serve as a director of the Corporation for any reason other than as described in Sections 6, 7 or 8 above, within ninety (90) days after such cessation, the Participant may exercise his or her Option to the extent that it was exercisable on the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the term set forth in Section 4 has expired. To the extent an Option was not exercisable at the date of such termination, or the Participant does not exercise such Option within the time specified above, the Option shall be forfeited and canceled.

     10. Registration. The Corporation may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

     11. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "NOTICE") and provision for payment to the Corporation in accordance with the procedure prescribed herein. Each such Notice shall:

          (i) state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

          (ii) contain a representation and agreement as to investment intent, if required by the Committee with respect to such Shares, in a form satisfactory to the Committee;

          (iii) be signed by the Participant or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Participant, be accompanied by proof satisfactory to the Committee of the right of such other person or persons to exercise the Option;

          (iv) include payment of the full purchase price for the shares of Class A Stock to be purchased pursuant to such exercise of the Option; and

          (v) be received by the Corporation on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Corporation's executive office then such Notice must be received at such office on or before the last regular business day prior to such date of expiration.

         (b) Payment of the purchase price of any shares of Class A Stock, in respect of which the Option shall be exercised, shall be made by the Participant or such person or persons at the place specified by the Corporation on the date the Notice is received by the Corporation (i) by delivering to the Corporation a certified or bank cashier's check payable to the order of the Corporation, (ii) by delivering to the Corporation properly endorsed certificates of shares of Class A Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of shares of Class A Stock to be acquired upon the exercise of this Option a specified number of such shares of Class A Stock, (iv) by any form of "cashless" exercise or (v) by any combination of the above.

         (c) The Option shall be deemed to have been exercised on the date the Notice was received by the Corporation with respect to any particular shares of Class A Stock if, and only if, the preceding provisions of this Section 11 and the provisions of Section 12 hereof shall have been complied with. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 11 shall be void and of no effect if all of the preceding provisions of this Section 11 (including this subsection (c)) and the provisions of Section 12 shall not have been complied with.

         (d) The certificate or certificates for shares of Class A Stock as to which the Option shall be exercised will be registered in the name of the Participant (or in the name of the Participant's estate or other beneficiary, if the Option is exercised after the Participant's death), or if the Option is exercised by the Participant and if the Participant so requests in the Notice exercising the Option, will be registered in the name of the Participant and another person jointly, with right of survivorship, and will be delivered as soon as practical after the date the Notice is received by the Corporation (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

         (e) If the Participant fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his or her right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

         (f) The Corporation shall not be required to issue or deliver any certificate or certificates for shares of its Class A Stock purchased upon the exercise of any part of this Option prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its liability, if any, to withhold state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Participant in cash or, with the consent of the Corporation, by tendering to the Corporation shares of Class A Stock equal in value to the amount of the required withholding. In the alternative, the Corporation may, at its option, satisfy such withholding requirements by withholding from the shares of Class A Stock to be delivered to the Participant pursuant to an exercise of this Option, a number of shares of Class A Stock equal in value to the amount of the required withholding.

     12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Class A Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Class A Stock may then be listed.

     13. Resale of Class Stock. (a) Resale of Class A Stock. If so requested by the Corporation, upon any sale or transfer of the Class A Stock purchased upon exercise of the Option, the Participant shall deliver to the Corporation an opinion of counsel satisfactory to the Corporation to the effect that either (i) the Class A Stock to be sold or transferred has been registered under the Securities Act of 1933, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Class A Stock to be sold or transferred or
(ii) such Class A Stock may then be sold without violating Section 5 of said
Act.

            (b) The Class A Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Corporation:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER OF SUCH SECURITIES MAY BE MADE UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN

     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     14. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the Class A Stock as will be sufficient to satisfy the requirements of this Agreement.

     15. Nonguarantee. Nothing contained in this Agreement shall be construed to confer any right with respect to continuation of service as a director of the Corporation or nomination to serve as a director of the Corporation, nor shall it interfere in any way with any rights which the Participant or the Corporation may have to terminate his or her directorship at any time.

     16. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by air courier or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at VitaminShoppe.com, Inc., 444 Madison Avenue, Suite 802, New York, NY 10022,
Attn: President and Chief Executive Officer. All notices to the Participant shall be addressed to the Participant or such other person or persons at the Participant's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be binding upon the Participant's heirs, legal representatives, successors and assigns.

     18. Severability. In case any provision of this Agreement shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Agreement, but shall be fully severable, and this Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     19. Governing Law. All questions pertaining to the validity, construction and administration of this Agreement shall be determined in accordance with the laws of the State of New York.

     20. Amendment. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

     21. Recapitalization, Etc. In the event there is any change in the Class A Stock of the Corporation by reason of a reorganization, recapitalization, stock conversion, stock split, stock dividend or otherwise, there shall be (i) substituted for or added to each share of Class A Stock thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Class A Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share exercise price thereof also shall be proportionately adjusted, but only to the extent such adjustment is appropriate, and (ii) an appropriate and proportionate adjustment in the maximum aggregate number of shares for which Options may be granted hereunder. The Committee shall also make appropriate adjustments, if any, in the event there is any change in the Class B common stock of the Corporation by reason of a reorganization, recapitalization, stock conversion, stock split, stock dividend or otherwise without corresponding changes to the Class A Stock.

     22. Merger, Consolidation or Change in Control of Corporation. (a) Upon (i) the dissolution or liquidation of the Corporation or (ii) a Change in Control (each event described in (i) and (ii), a "Liquidity Event"), the Participant shall have the right immediately prior to the effective date of such Liquidity Event (or, if later, within 10 days of the Participant's notification of such event) to exercise any Option granted and still outstanding (and not otherwise expired) in whole or in part without regard to any installment or vesting provision that may have been made part of the terms and conditions of such Option(s), provided that all conditions precedent to the exercise of such Options, other than the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to affected Participants of any such Liquidity Event. All such Options which are not so exercised shall be canceled and forfeited as of the effective time of any such Liquidity Event (or, if later, at the end of the applicable 10-day notice period). If the Corporation engages in a Business Combination which is not a Liquidity Event, the Corporation may, in connection with such transaction, at its option elect one of the following: provide for (i) the continuance of the options granted hereunder (either by express provision or, if the Corporation is the surviving corporation in the Business Combination, as a consequence of the failure to address the treatment of options in the applicable agreements), (ii) the substitution of new options for Options granted hereunder (which new options grant Participants the right to purchase the securities they would have received had they held Class A Stock immediately prior to the Business Combination) or (iii) acceleration of outstanding Options in which case such Business Combination will be deemed a "Liquidity Event" and Options treated in accordance with the preceding sentences of this Section 22(a); provided that if in connection with such Business Combination, all of the outstanding stock options previously granted by the Corporation under any non-director stock option plan adopted by the Corporation are accelerated, then such Business Combination will be deemed a "Liquidity Event" and Options will be treated in accordance with the preceding sentences of this Section 22(a).

         (b) In the event that any Participant's service as a director of the Corporation is terminated for any reason in connection with, or within one year after a Qualifying Business Combination (as defined below), notwithstanding any other provision of this Agreement, such Participant's Options shall immediately vest and become non-forfeitable, but shall remain exercisable in accordance with the time periods set forth in Section 3(a) above. A "Qualifying Business Combination" is (x) when any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange
Act) of such person, but excluding (i) any person or any Affiliate or Associate thereof who is a direct or indirect shareholder of the Corporation as of the date of this

Agreement, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, or (iii) the Corporation or any subsidiary of the Corporation, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities, other than by reason of a Business Combination or (y) a Business Combination, in either case, which is not otherwise treated as a Liquidity Event for purposes of this Section 22(b) but in which shareholders of the Corporation (or their Affiliates or Associates) immediately prior to the Business Combination cease to own a majority of the voting securities of the surviving corporation.

     23. Definitions. For purposes of this Agreement, unless expressly stated to the contrary or the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a) "Business Combination" shall mean a merger, consolidation, exchange offer or other business combination involving the Corporation and another corporation.

         (b) "Change in Control" shall occur (x) when any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person, but excluding (i) any person or any Affiliate or Associate thereof who is a direct or indirect shareholder of the Corporation as of the date of this Agreement, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, or (iii) the Corporation or any Subsidiary, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities, other than by reason of a Business Combination, (y) upon a Business Combination if the shareholders of the Corporation (or Affiliates or Associates thereto) immediately prior to such Business Combination do not, as of the date of such Business Combination (after giving effect thereto), own a beneficial interest, directly or indirectly, in shares of voting securities of the corporation surviving such Business Combination having at least a majority of the combined voting power of such surviving corporation's then outstanding securities or (z) upon a sale by the Corporation of all or substantially all of its assets; provided that in the case of (x), (y) or (z) shareholders of the Corporation receive cash in the event giving rise to such Change of Control equal to at least 30% of the value of their shares in the Corporation.

         (c) "Committee" shall mean the Board of Directors of the Corporation or a committee appointed by the Board of Directors for purposes of administration, operation and application of this Agreement.

         (d) "Disability" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.

         (e) "Fair Market Value" with respect to the Corporation's Class A Stock shall mean: (i) in the event the Corporation's Class A Stock is not publicly traded, the fair market value of such Class A Stock, as determined by the Committee in good faith; (ii) in the event the Corporation's Class A Stock is publicly traded, the fair market value is the closing price per share of such Class A Stock of the Corporation on the date of grant, and if such date is not a Trading Day, the date of grant shall be deemed the closing price on the next Trading Day, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system; or (iii) if the Class A Stock is not listed on NASDAQ or a comparable system, the average over the ten business days ending on a Trading Day of the last reported sale price of the Class A Stock on each day or, if no sale is publicly reported, the average of the closing bid and asked prices for the Class A Stock on each day during such period ending on such Trading Day; as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Class A Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Class A Stock is listed on any securities exchange, a business day during which such exchange was open for trading or, if the Class A Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading.

         (f) "Parent" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

         (g) "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

     24. Miscellaneous.

         (a) Investment Representation. Upon the exercise of an Option, the Committee may require, as a condition of receiving Class A Stock, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

         (b) Plurals and Gender. Where appearing in the Agreement, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

         (c) Headings. The headings and sub-headings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

         (d) Cooperation of Parties. All parties of this Agreement and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.


     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President and its corporate seal to be hereunto affixed and the Participant has hereunto set his or her hand all as of the date, month and year first above written.


                                      VitaminShoppe.com, Inc.


                                      By: /s/ Jeffrey J. Horowitz
                                         ----------------------------------
                                         Name:  Jeffrey J. Horowitz
                                         Title: President and Chief Executive
                                                Officer



                                      /s/ Woodson Merrell
                                      -------------------------------------
                                      Woodson Merrell



                                      -------------------------------------
                                      Social Security Number

                                    EXHIBIT A

                NON-EMPLOYEE DIRECTOR STOCK OPTION EXERCISE FORM


                              --------------------
                                      Date


VitaminShoppe.com, Inc.
444 Madison Avenue, Suite 802
New York, NY 10022
Attention:  Secretary

Dear Sirs:

     Pursuant to the provisions of the Non-Employee Director Stock Option Agreement, dated June 22, 2000, whereby you have granted to me a stock option to purchase 20,000 shares of the Class A Common Stock (the "CLASS A STOCK") of VitaminShoppe.com, Inc. (the "CORPORATION"), I hereby notify you that I elect to exercise my option to purchase ______________ of the shares covered by such Option at the exercise price specified thereon. In full payment of the price for the shares being purchased hereby:


     1. I am delivering to you herewith:

         (a) a certified or bank cashier's check payable to the order of the Corporation in the amount of $_________; $_________ of this amount is the purchase price of the shares, and the balance represents payment of withholding taxes as follows: Federal $_________, State $_________ and Local $_________ OR

         (b) a certificate or certificates for [ ] shares of Class A Stock of the Corporation, which have a Fair Market Value as of the date hereof at least equal to the option exercise price, and a certified or bank cashier's check, payable to the order of the Corporation, in the amount of $_________, which represents payment of withholding taxes as follows: Federal $_________, State $_________ and Local $_________. Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Corporation, with my signature guaranteed by a bank or trust company or by a member firm of the National Association of Securities Dealers, Inc.

         (c) OR

         (d) Please retain __________ shares of Class A Stock of the Corporation covered by the Option which have a Fair Market Value as of the date hereof at least equal to the option exercise price. I am delivering to you herewith a certified or bank cashier's check, payable to the order of the Corporation, in the amount of $_________ which represents payment of withholding taxes as follows: Federal $_________, State $_________ and Local $_________.

     In the event the amounts designated above are insufficient for the withholding of federal, state and local taxes, I hereby authorize the Corporation to withhold in accordance with applicable law from any regular cash compensation payable to me the balance of any taxes required to be withheld by the Corporation under federal, state or local law as a result of my election herein. Further, I acknowledge that I am purchasing these shares for investment purposes only and not for resale.


                                   Very truly yours,


                                   ---------------------------------
                                   Woodson Merrell


                                   Address for notices, reports, dividend checks and other communications to stockholders:

                                   [                  ]
                                   [                  ]
                                   [                  ]

================================================================================


                             Stock Option Agreement

                             VitaminShoppe.com, Inc.

                       NON-EMPLOYEE DIRECTOR STOCK OPTION

                                   Granted To

                            WOODSON C. MERRELL, M.D.

                                   Participant



20,000                                      $1.53

------------------------                    ------------------------
Number of Shares                            Price per Share

DATE GRANTED:  June 22, 2000                EXPIRATION DATE:  June 21, 2010


================================================================================